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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Verity, Inc. on Form S-8 (File No. 333-2600) of our reports dated June 19, 1998 on our audits of the consolidated financial statements and financial statement schedule of Verity, Inc. as of May 31, 1997 and 1998 and for the years ended May 31, 1996, 1997 and 1998, which reports are included in the Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

San Jose, California
August 12, 1998